Exhibit 99.1

Inhibrx Reports First Quarter 2025 Financial Results

San Diego, CA, May 14, 2025 – Inhibrx Biosciences, Inc. (Nasdaq: INBX) (“Inhibrx” or the “Company”) today reported financial results for the first quarter of 2025. Following the completion of the sale of INBRX-101 by Inhibrx, Inc. (the “Former Parent”) to Sanofi S.A. and the Former Parent’s concurrent spin-off of the Inhibrx business in May 2024, the biopharmaceutical company now has two programs in ongoing clinical trials, with data readouts for each expected within the current year. Because the spin-off was accounted for as a reverse spin-off, for periods prior to the spin-off, the Company’s financial statements are the historical financial statements of the Former Parent.
Upcoming Milestones
•INBRX-109
◦Data from the registration-enabling Phase 2 trial in unresectable or metastatic conventional chondrosarcoma are expected during the third quarter of 2025; and
◦Initial data on the colorectal cancer expansion cohort are anticipated in the third quarter of 2025 with interim data from the Ewing sarcoma expansion cohort expected in the second half of 2025.
•INBRX-106
◦Initial Phase 2 data from the randomized Phase 2/3 trial in head and neck squamous cell carcinoma in combination with KEYTRUDA® (pembrolizumab) are expected during the fourth quarter of 2025; and
◦Interim data from the Phase 1/2 checkpoint inhibitor refractory or relapsed non-small cell lung cancer are expected during the fourth quarter of 2025.
Financial Results
•Cash and Cash Equivalents. As of March 31, 2025, Inhibrx had cash and cash equivalents of $216.5 million, compared to $152.6 million as of December 31, 2024. The Company’s cash balance increased following the receipt of $100.0 million in gross principal in January 2025 under a loan and security agreement (the “2025 Loan Agreement”) entered into with Oxford Finance LLC (“Oxford”).
•R&D Expense. Research and development expenses were $36.9 million during the first quarter of 2025, compared to $63.9 million during the first quarter of 2024. The decrease in research and development expenses was primarily due to a decrease in clinical trial expenses and contract manufacturing expenses following the spin-off of our INBRX-101 program in the second quarter of 2024.
•G&A Expense. General and administrative expenses were $6.0 million during the first quarter of 2025, compared to $10.0 million during the first quarter of 2024. The decrease in general and administrative expenses was primarily due to:
◦a decrease in non-cash stock option expense as a result of fewer stock options outstanding in the current period under the Company’s new 2024 Omnibus

Incentive Plan following the termination of its prior plan in connection with the spin-off;
◦a decrease in professional service expenses in the current period as a result of higher legal and accounting services in the prior period to support the spin-off transaction and the conclusion of legal proceedings.
•Other Income (Expense). Other expense was $0.4 million during the first quarter of 2025, compared to other expense of $4.9 million during the first quarter of 2024. Other expense consists of interest expense incurred on the Company’s outstanding third-party debt during each period, offset in part by interest income earned on the Company’s sweep and money market account balances. The Company incurred less interest expense during the first quarter of 2025 as compared to the first quarter of 2024 due to a lower principal balance under its 2025 Loan Agreement as compared to its prior borrowings with Oxford which were extinguished as a result of the spin-off transaction.
•Net Loss. Net loss was $43.3 million during the first quarter of 2025, or $2.80 per share, basic and diluted, compared to a net loss of $78.7 million during the first quarter of 2024, or $5.77 per share, basic and diluted.
About Inhibrx Biosciences, Inc.
Inhibrx is a clinical-stage biopharmaceutical company focused on developing a broad pipeline of novel biologic therapeutic candidates. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. Inhibrx was incorporated in January 2024 as a direct, wholly-owned subsidiary of Inhibrx, Inc. Prior to the sale of Inhibrx, Inc. and the INBRX-101 program to Sanofi S.A., Inhibrx acquired certain corporate infrastructure and other assets and liabilities through a series of internal restructuring transactions effected by Inhibrx, Inc. Inhibrx, Inc. also completed a distribution to holders of its shares of common stock of 92% of the issued and outstanding shares of Inhibrx. Following such transactions, Inhibrx’s current clinical pipeline of therapeutic candidates includes ozekibart (INBRX-109) and INBRX-106, both of which utilize multivalent formats where the precise valency can be optimized in a target-centric way to mediate what we believe to be the most appropriate agonist function. For more information, please visit www.inhibrx.com.
Forward Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding expected data readouts and the timing thereof and the Company’s ability to develop therapeutic candidates. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; the Company’s ability to utilize the Company’s technology platform to generate and advance additional therapeutic candidates; the implementation of the Company’s business model and strategic plans for the Company’s business and therapeutic candidates; the scope of protection the Company is able to establish and maintain for intellectual property rights covering the Company’s therapeutic candidates; the ability to raise funds needed to satisfy the Company’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control; the Company’s financial performance; developments relating to the Company’s competitors and the Company’s industry; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
ir@inhibrx.com
858-795-4260

Inhibrx Biosciences, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2025	2024
Operating expenses:
Research and development	$36,877	$63,851
General and administrative	6,024	9,974
Total operating expenses	42,901	73,825
Loss from operations	(42,901)	(73,825)
Total other income (expense)	(410)	(4,885)
Net loss	$(43,311)	$(78,710)
Net loss per share, basic and diluted	$(2.80)	$(5.77)
Shares used in computing net loss per share, basic and diluted	15,468	13,639

Inhibrx Biosciences, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	MARCH 31,	DECEMBER 31,
	2025	2024
Cash and cash equivalents	$216,520	$152,596
Other current assets	6,866	7,802
Non-current assets	19,253	20,369
Total assets	$242,639	$180,767

Debt, current and non-current	$98,653	$—
Other current liabilities	43,639	40,730
Other non-current liabilities	5,904	6,453
Total liabilities	148,196	47,183
Stockholders’ equity	94,443	133,584
Total liabilities and stockholders’ equity	$242,639	$180,767